Exhibit 10.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DEBORAH DONOGHUE, Plaintiff, - against - CSX CORPORATION, et al. Defendants,	Civil Action No. 08 Civil 9252 (MGC) STIPULATION OF SETTLEMENT

WHEREAS, plaintiff, Deborah Donoghue (“Plaintiff”), a shareholder of CSX Corporation (“CSX”), brought this action (the “Action”) pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to recover so-called “short-swing” profits alleged to have been realized by defendants The Children’s Investment Master Fund (“TCI”), The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn, Timothy O’Toole, 3G Fund LP (“3G”), 3G Capital Partners Ltd., 3G Capital Partners LP, Alexandre Behring and Gilbert H. Lamphere or some of them (collectively, the “Settling Defendants”) in connection with their putative purchases and sales of CSX securities;
WHEREAS, the Settling Defendants deny any wrongdoing whatsoever and this Stipulation of Settlement (“Stipulation”) shall in no event be construed or deemed to be evidence of or an admission or concession on the part of the Settling Defendants with respect to any claim, or any fault or liability or wrongdoing or damages whatsoever, or any deficiency in the defenses that the Settling Defendants have or may assert.  The Plaintiff, CSX and the Settling Defendants (collectively, the “Parties”) recognize, however, that the Action has been filed by Plaintiff and defended by the Settling Defendants in good faith and with adequate basis in fact under Rule 11 of the Federal Rules of Civil Procedure, and that the Action is being voluntarily settled after advice of counsel and negotiation between counsel for the Parties;

WHEREAS, CSX and the Settling Defendants are parties to an action entitled CSX Corporation v. The Children’s Investment Fund Management (UK) LLP, 08 Civil 2764 (LAK) (the “13D Action”) in which the court issued a 115-page Opinion and Final Judgment (the “Opinion”) after trial; the Opinion is currently on appeal to the United States Court of Appeals for the Second Circuit;
WHEREAS, Plaintiff’s theory of liability in this Action is based on the June 11, 2008 Opinion in the 13D Action, wherein the court found that:  (i) TCI’s transactions in total return cash-settled equity swaps (the “equity swaps”) resulted in it being deemed to be the beneficial owner, within the meaning of Rule 13d-3(b) of the Exchange Act, of CSX common stock held by its swap counterparties as hedges to the swaps; and (ii) TCI and 3G purchased and sold CSX common stock and/or equity swaps and were members of a group under Section 13(d)(3) of the Exchange Act along with other Settling Defendants;
WHEREAS, Plaintiff asserts that by reason of such beneficial ownership TCI may be deemed to beneficially own over 10 percent of CSX’s common stock;
WHEREAS, Plaintiff asserts that 3G, by virtue of its membership in a group, may be deemed to beneficially own over 10 percent of CSX’s common stock;

WHEREAS, the Settling Defendants vigorously contest the findings in the 13D Action and have appealed the Opinion;
WHEREAS, Timothy O’Toole and Gilbert Lamphere had no involvement in any of the trading activity alleged to give rise to Section 16(b) liability and were incorrectly named as defendants in this Action;
WHEREAS, the United States Court of Appeals for the Second Circuit heard argument in the 13D Action on August 25, 2008; the Parties recognize that, if the Second Circuit reverses the findings in the 13D Action that the Settling Defendants beneficially owned CSX’s common stock through their transactions in equity swaps, there will be no basis for liability in this Action.  The Parties further recognize that CSX’s theory of beneficial ownership in the 13D Action is novel, that a number of amici have submitted briefs in support and opposition to CSX’s position, and that the Securities and Exchange Commission (the “SEC”), Division of Corporation Finance (the “Division”), sent a letter to the trial court stating that “[t]he Division believes that interpreting an investor’s beneficial ownership under Rule 13d-3 to include shares used in a counter-party’s hedge, absent unusual circumstances, would be novel and would create significant uncertainties for investors who have used equity swaps in accordance with accepted market practices understood to be based on reasonably well-settled law”;
WHEREAS, given the risks and uncertainties of the outcome of the appeal in the 13D Action, CSX and Plaintiff have concluded that it is in the interest of CSX to settle this Action on the terms set forth herein (the “Settlement”);

WHEREAS, CSX obtained significant discovery from the defendants in the 13D Action, including records reflecting all of the Settling Defendants’ transactions in CSX equity securities and equity swaps related to CSX stock; thereafter, CSX engaged an expert consultant to prepare an analysis of potential damages under Section 16(b) arising from the Settling Defendants’ transactions in equity swaps and common stock, which reflects that the maximum recoverable damages under the Rules which govern the calculation of recoverable profits under Section 16(b) of the Exchange Act, may be as much as $128,000,000 for TCI and $9.6 million for 3G; and in connection with the Parties’ settlement negotiations, CSX has shared its discovery and analysis with Plaintiff’s counsel in this Action;
WHEREAS, the Settling Defendants believe that, even if the Second Circuit affirms the Opinion, they have several meritorious defenses to Plaintiff’s Section 16(b) claims and that the potential liability for the Section 16(b) claims is substantially lower than the $137.6 million calculated by Plaintiff and CSX;
WHEREAS, the Parties engaged in settlement negotiations among themselves which culminated in an agreement whereby TCI will pay CSX the sum of $10,000,000 and 3G will pay CSX the sum of $1,000,000;
WHEREAS, CSX and its disinterested directors (i.e., directors who have no financial interest in this litigation and are not affiliated with or nominated by the Settling Defendants), who are represented by their own independent counsel, realize that a settlement of this litigation on the terms described herein is in the best interests of CSX and its shareholders; and

WHEREAS, in evaluating the proposed settlement provided for herein, Plaintiff and her counsel have considered:  the substantial benefit being provided by the proposed Settlement; the uncertainties of the outcome of this Action, which Plaintiff recognizes turns on the outcome of the appeal in the 13D Action and TCI’s separate defenses to Section 16(b) liability in this Action; CSX’s theory of liability in the 13D Action is hotly contested and there is no precedent directly on point; and that resolution of the claims in this Action, wherever and however determined, likely would be submitted for appellate review, there would be yet additional time until there would be a final adjudication of the claims and defenses asserted, and additional legal fees, which could reduce the amount of any ultimate recovery (whether on a litigated judgment, if Plaintiff were to prevail, or by settlement).
IT IS HEREBY STIPULATED AND AGREED, for good and valuable consideration, the sufficiency of which is hereby acknowledged, as follows:
1.           As soon as practicable after this Stipulation has been executed, the Parties jointly shall move the Court for preliminary approval of this Settlement and the form of notice to shareholders, and for entry of a Preliminary Order, substantially in the form attached hereto as Exhibit A.
2.           Following entry of the Preliminary Order, (a) CSX shall file a Form 8-K with the SEC, issue a press release, place a notice of settlement on its website, and send notice of the proposed Stipulation substantially in the form attached hereto as Exhibit B (the “Notice”) by U.S. First Class Mail, to its shareholders who filed current Schedules 13D or 13G, or Form 13F, with the SEC, and (b) CSX and the Settling Defendants (other than Timothy O’Toole and Gilbert Lamphere) shall send a joint request to the Second Circuit Court of Appeals advising it of the settlement of this Action and requesting that it defer further ruling on the appeal of the 13D Action until the Settling Defendants have sent notice that this Action has become Final or, in the event that it does not become Final, that litigation of this Action has resumed.

3.           If the Settlement contemplated by this Stipulation is approved by the Court after Notice and a hearing on the fairness of the Settlement, counsel for the Parties shall request that the Court enter an Order and Final Judgment (the “Order and Final Judgment”) substantially in the form annexed hereto as Exhibit C.  The Order and Final Judgment shall become final (“Final”) following entry, either by expiration of the time for appeal or review of such Order or, if any appeal is filed and not dismissed, after the Order is affirmed on appeal and is no longer subject to review upon appeal or by writ of certiorari or motion for reconsideration.
4.           (a)           On or before the tenth business day after the Order approving the Settlement becomes Final (i) TCI shall wire transfer to CSX the amount of ten million dollars ($10,000,000) less the amount of attorney’s fees and reimbursement of expenses, if any, awarded by the Court to Plaintiff’s counsel, which amount shall be paid directly to Plaintiff’s counsel and (ii) 3G shall wire transfer to CSX the amount of one million dollars ($1,000,000) (the “Settlement Payments”).  The total Settlement Payments, including any award of attorney’s fee and reimbursement of expenses, shall not exceed $11,000,000.
(b)           Entry and Finality of the Order and Final Judgment is a condition precedent to TCI’s and 3G’s obligation to make the Settlement Payment.
(c)           In the event the Court does not enter the Order approving the Settlement, or such Order does not become Final, this Stipulation shall be null and void except as to paragraphs 4(c), 6 and 13(a), and the Parties shall be returned to their positions nunc pro tunc as they existed on the date before the Settlement and without prejudice in any way.

5.           In consideration of the Settlement Payment, CSX and Plaintiff on behalf of herself and any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or any other security or instrument, the value of which is derived from the value of any CSX equity security, each release and discharge the Settling Defendants, their present, future or former officers, directors, members, employees, agents, attorneys, representatives, advisors and affiliates or associates (as the latter two terms are defined in Rule 12b-2 of the Exchange Act), trustees, parents, principals, subsidiaries, general or limited partners or partnerships, investment advisory clients and brokers, and each of their heirs, executors, administrators, successors and assigns (the “Related Parties”) from any and all liability and damages under or based upon any and all claims, rights, causes of action, suits, matters, demands, transactions and issues, known or unknown, arising out of or relating to the assertions contained in the Amended Complaint in this Action or that could have been asserted in this Action (i) by Plaintiff on behalf of herself or any other person or entity, (ii) by CSX and/or (iii) by any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or any other security or instrument the value of which is derived from the value of any CSX equity security, or any of them, whether individually, directly, representatively, derivatively or in any other capacity for all claims arising out of or relating to any violation of Section 16(b) of the Exchange Act and the rules and regulations promulgated under Section 16 relating to trading in CSX securities, equity swaps and/or other securities or instruments the value of which is derived from the value of any CSX equity security, from the beginning of time up through the date that this Settlement becomes Final under paragraph 3.  This release does not extend to CSX’s claims and the defendants’ defenses in the 13D Action.  Plaintiff’s counsel, David Lopez, covenants not to bring any additional claims against the Settling Defendants and their Related Parties for trading in CSX securities, including, without limitation equity swaps or any other derivative security or instrument tied to the value of any CSX equity security arising from or relating to transactions in such securities or instruments up through the date that this Settlement becomes Final under paragraph 3, regardless of the theory of liability.

6.           This Stipulation and all negotiations and papers related to it, and any proceedings in connection with the Settlement, whether or not the Settlement becomes Final or is consummated, are not and shall not be construed to be evidence of, or an admission by, any of the Parties respecting the validity or invalidity of any of the claims or defenses asserted by the Parties or of the Settling Defendants’ liability or lack thereof with respect to any such claim or defense or for any damages sought in the Action, or of any wrongdoing or lack of wrongdoing by any or all of them whatsoever, and shall not be offered for admission or received as evidence of any such liability or wrongdoing or damages, or lack thereof.  This covenant expressly applies to but is not limited to the 13D Action: CSX and the Settling Defendants agree that neither this Stipulation, nor the proceedings or orders in this Action, shall be offered into evidence in the 13D Action or any other action or proceeding, nor may they cite to this Settlement as grounds for arguing the strength or infirmity of their claims or defenses in the 13D Action.
7.           Plaintiff’s counsel will apply to the Court, on notice to counsel for the Settling Defendants and CSX and to the shareholders of CSX, for attorney’s fees and expenses in an amount of five hundred fifty thousand dollars ($550,000.00), which application CSX has agreed to support.  Such attorney’s fees and expenses as may be awarded by the Court are to be paid by TCI after the Order becomes Final in accordance with paragraph 4(a) and shall reduce the amount of the Settlement Payment to CSX as provided therein, so that, as described in paragraph 4(a), the total payment by TCI will equal $10 million and the total payment by 3G will equal $1 million.  The Settlement is in no way contingent upon any attorney’s fees or expenses being awarded in any amount.

8.           This Stipulation contains the entire agreement between the Parties concerning the subject matter hereof and neither party is relying upon any representation, promise or assertion not contained herein.
9.           This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original of this Stipulation and all of which, when taken together, shall be deemed to constitute one and the same agreement provided that no party shall be bound hereby unless and until all parties shall have executed and delivered this Stipulation.
10.           The individuals signing this Stipulation represent that they have the authority to execute this Stipulation, to grant the releases in this Stipulation and to compromise and settle all their claims and their defenses relating to the Action.
11.           This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto.
12.           The Parties shall use their best efforts to execute such documents and shall take such other reasonable action as is necessary to effectuate this Stipulation as provided for herein.

13.           The Parties submit to the jurisdiction of this Court (a) for all purposes relating to this Action; and (b) for resolving any disputes over this Stipulation and its enforcement.

Dated:       New York, New York
   December 16, 2008

/s/ David Lopez	/s/ Michael Swartz
David Lopez (DL-6779) LAW OFFICE OF DAVID LOPEZ 171 Edge of Woods Road, P.O. 323 Southampton, New York 11968 631.287.5520	Michael Swartz (MS-7069) SCHULTE ROTH & ZABEL LLP 919 Third Avenue New York, New York 10022 212.756.2000

Attorney for Plaintiff	Attorneys For The Children’s Investment Master Fund, The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn and Timothy O’Toole

/s/ Miranda Schiller	/s/ David Marriott
Miranda Schiller (MS-9456) WEIL, GOTSHAL & MANGES, LLP 767 Fifth Avenue New York, New York 10153 212.310.8000	David Marriott (DM-7708) CRAVATH, SWAINE & MOORE Worldwide Plaza 825 Eighth Avenue New York, New York 10019

Attorneys for CSX Disinterested Directors	Attorneys for CSX Corporation

/s/ Peter Doyle

Peter Doyle (PD-1735)
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York  10022-4611

Attorneys for 3G Fund LP, 3G
Capital Partners Ltd., 3G Capital
Partners LP, Alexandre Behring, and
Gilbert H. Lamphere

EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DEBORAH DONOGHUE, Plaintiff, - against - CSX CORPORATION, et al. Defendants,	Civil Action No. 08 Civil 9252 (MGC)

PRELIMINARY ORDER IN CONNECTION
WITH SETTLEMENT PROCEEDINGS

WHEREAS, on December 16, 2008, the parties to the above-captioned action (the “Action”) entered into a Stipulation of Settlement (the “Stipulation” or the “Settlement”) which has been submitted for review and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the Action and all claims in the Amended Complaint and dismissal of the Amended Complaint on the merits and with prejudice, upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents and brief in support of the Settlement; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation,

NOW THEREFORE, IT IS HEREBY ORDERED this ______ day of December, 2008, that:
1.           A hearing (the “Settlement Fairness Hearing”) is hereby scheduled to be held before the Court on ____________________, 2009 at ___________ __.m. in Courtroom ____ at the United States Courthouse, 500 Pearl Street, New York, New York for the following purposes:
a)           to determine whether the proposed Settlement is fair, reasonable and adequate and should be approved by the Court;
b)           to determine whether the Order and Final Judgment, as provided for in the Stipulation, should be entered, dismissing the Amended Complaint herein, on the merits and with prejudice, and to determine whether the release by the Plaintiff and by CSX, as set forth in the Stipulation, should be provided to the Settling Defendants;
c)           to rule on Plaintiff’s application for an attorney’s fee and reimbursement of costs and expenses; and
d)           to rule upon such other matters as the Court may deem appropriate.
2.           The Court reserves the right to approve the Settlement without further notice of any kind and to adjourn the Settlement Fairness Hearing without further notice, other than announcement thereof in open Court at the above time and place.  The Court further reserves the right to enter its Order and Final Judgment approving the Stipulation and dismissing the Complaint as to the Settling Defendants on the merits and with prejudice, regardless of whether it has awarded Plaintiff’s attorney’s fees and reimbursement of costs and expenses.

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3.           The Court approves the form, substance and requirements of the “Notice of Pendency of Derivative Action and Hearing on Proposed Settlement and Attorney’s Fee Petition” (the “Notice”), as set forth in and attached as Exhibit B to the Stipulation.
4.           CSX shall cause the Notice, substantially in the form annexed as Exhibit B to the Stipulation, to be mailed by first class mail, postage prepaid, on or before _______________, 2009, to all shareholders of CSX who filed a current Form 13F, Schedule 13D or Schedule 13G with the Securities and Exchange Commission (the “SEC”) and place a copy of the Notice on its website.  In addition, the Notice shall be filed with the SEC on a Form 8-K within ___ days of entry of this Order and CSX shall issue a press release on the same date in the form attached as Exhibit ___ to the Stipulation.
5.           The form and method set forth herein of notifying CSX shareholders and owners of any securities (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from the value of any CSX equity security, of the Settlement and of its terms and conditions meet the requirements of due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.
6.           CSX shareholders and owners of any CSX securities (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from the value of any CSX equity security, shall be bound by all determinations and judgments in this Action, whether favorable or unfavorable.

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7.           The Court will consider comments and/or objections to the Stipulation of Settlement, and to the application for an award of an attorney’s fee and reimbursement of costs and expenses to plaintiff’s counsel only if, on or before _________________, 2009, such comments or objections and any supporting papers:  (i) are filed in writing with the Clerk of the Court, United States District Court, 500 Pearl Street, New York, New York 10007, and (ii) copies of all such papers are served upon each of the following:

David Lopez 171 Edge of Woods Road, P.O. 323 Southampton, New York 11968	Michael Swartz Schulte, Roth & Zabel, LLP 919 Third Avenue New York, New York 10022

Attorney for Plaintiff Deborah Donoghue	Attorneys For The Children’s Investment Master Fund, The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn and Timothy O’Toole

Miranda Schiller Weil, Gotshcal & Manges, LLP 767 Fifth Avenue New York, New York 10153	David Marriott Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019
Attorneys for CSX Independent Directors
Attorneys for CSX Corporation

Peter Doyle
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

Attorneys for 3G Capital Partners Ltd.,
  3G Capital Partners LP, 3G Fund LP,
  Alexandre Behring, and Gilbert H. Lamphere

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Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Stipulation and/or the request for attorney’s fees are required to indicate, in their written objection, their intention to appear at the hearing.  Persons who intend to object to the Stipulation and/or counsel’s application for an award of an attorney’s fee and reimbursement of costs and expenses and who desire to present evidence at the Settlement Fairness Hearing, must include in their written objections the identity of any witness they may call to testify and a list of any exhibits they intend to introduce into evidence at the Settlement Fairness Hearing.
8.           If:  (a) any specified condition to the Settlement set forth in the Stipulation is not satisfied and the satisfaction of such condition is not waived in writing by counsel for the Plaintiff, CSX and the Settling Defendants; (b) the Court rejects, in any respect, the Order and Final Judgment in substantially the form and content annexed to the Stipulation as Exhibit C, and/or counsel for Plaintiff, CSX and the Settling Defendants all fail to consent to entry of another form of order in lieu thereof; (c) the Court rejects the Stipulation, including any amendment thereto approved by each of counsel for Plaintiff, CSX and the Settling Defendants; or (d) the Court approves the Stipulation, including any amendment thereto approved by each of counsel for Plaintiff, CSX and the Settling Defendants, but such approval or Order and Final Judgment is reversed, vacated or modified on appeal and such reversal, vacatur or modification becomes final by lapse of time or otherwise, then, in any such event, the Stipulation (except as to paragraphs 4(c), 6 and 13(a), which shall survive, including any amendment(s) thereto), shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as an admission or other evidence against any party, or referred to in this Action or other actions or proceedings by any person or entity, and each party shall be restored, nunc pro tunc to his, her or its respective position as it existed prior to the execution of the Stipulation.

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9.           The Court retains exclusive jurisdiction over the action to consider all further matters arising out of or connected with the Stipulation or the enforcement thereof, or proceedings in connection therewith.

Dated:       New York, New York
   December ____, 2008

Miriam Goldman Cedarbaum, U.S.D.J.

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EXHIBIT B

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DEBORAH DONOGHUE, Plaintiff, - against - CSX CORPORATION, et al. Defendants,	Civil Action No. 08 Civil 9252 (MGC)

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
AND HEARING ON PROPOSED SETTLEMENT AND OF
APPLICATION FOR AWARD OF ATTORNEY’S FEES

TO:           ALL PERSONS OR ENTITIES WHO OWN DIRECTLY OR
DERIVATIVELY ANY SECURITY OF CSX CORPORATION

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS ACTION.

This Notice is given pursuant to an Order of the United States District Court for the Southern District of New York (the “Court”).  The purpose of this Notice is to advise of a proposed Settlement (the “Settlement”) involving defendants, The Children’s Investment Master Fund (“TCI”), The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn, Timothy O’Toole, 3G Fund LP (“3G”), 3G Capital Partners Ltd., 3G Capital Partners LP, Alexandre Behring, and Gilbert Lamphere (the “Settling Defendants”) in the above-captioned action (the “Action”).  The terms of the Settlement are set forth in a Stipulation of Settlement dated December 16, 2008, on file with the Court.  A hearing will be held before Judge Miriam Goldman Cedarbaum in Courtroom _______ of the United States Courthouse, 500 Pearl Street, New York, New York on ________________, 2009 at ______ _.m. (the “Settlement Fairness Hearing”) to determine whether the Settlement is fair, reasonable and adequate, and to consider the application of Plaintiff for attorney’s fees.  The Settlement provides for an aggregate payment by the Settling Defendants of $11,000,000 (the “Settlement Payment”) to CSX Corporation (“CSX”).  Counsel for the Plaintiff who brought this Action intends to request that the Court award $550,000 for attorney’s fees and expenses.  CSX has agreed to support this application.  Any award of fees and expenses will be paid from the Settlement Payment and such award will reduce the amount of the Settlement Payment to CSX.

THE ACTION
Nature of the Claims and Defenses
The Action affected by this Settlement is based on an amended complaint which was filed by the Plaintiff as a shareholder of CSX and derivatively for its benefit against the Settling Defendants and which asserted claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Section 16(b) permits an issuer of registered equity securities to recover certain trading profits, as defined by the rules of the Securities and Exchange Commission (“SEC”), resulting from the purchase and sale of securities within a period of less than six months by, among others, investors who beneficially owned in excess of 10 percent of the issuer’s stock.  Recovery under the statute does not turn in any way on the wrongdoing of the defendant; rather, it is based solely on the existence and timing of “purchases” and “sales” under the definition of these terms set forth by the SEC rules and judicial decisions.

Plaintiff’s theory of liability in this action is based on a June 11, 2008 Opinion and Final Judgment (“Opinion”) issued in an action entitled CSX Corp. v. The Children’s Investment Fund Management (UK) LLP, et al., 08 Civ. 2764 (LAK) (the “13D Action”), which was brought by CSX against defendants for alleged violations of Section 13(d) and 14(a) of the Exchange Act.  CSX brought the 13D Action in order to restrain the Settling Defendants (other than Timothy O’Toole and Gilbert Lamphere) from voting or soliciting proxies at CSX’s annual meeting on the grounds that they allegedly failed to timely file a Schedule 13D disclosing, among other things, their acquisition of 5 percent of CSX’s common stock, and that they had formed a group with the objective of waging a proxy fight to support their nominees to CSX’s Board of Directors.  Although the court denied CSX’s motion to enjoin defendants from voting or soliciting proxies, it made certain findings in the 13D Action that provide the basis of plaintiff’s theory of liability in this Action.  First, the court found that TCI and 3G formed a group and attained beneficial ownership surpassing the 5 percent threshold of stock ownership and failed to timely disclose their ownership plans.  Second, the court found that, under Rule 13d-3 of the Exchange Act, TCI may be deemed to be the beneficial owner of CSX common stock owned by several banks that had purchased CSX stock (the “Hedged Shares”) in order to hedge transactions in cash-settled equity swaps (the “equity swaps”) that had been initiated by TCI.  Based on the Opinion in the 13D Action, plaintiff in this action alleges that each time TCI entered into an equity swap contract with a bank, the purchase of the Hedged Shares by the bank constituted a purchase by TCI under Section 16(b) of the Exchange Act because TCI was the beneficial owner of those shares under Rule 13d-3.  Plaintiff further alleges that each of those purchases is matchable against sales of the Hedged Shares by the banks.  CSX established in the 13D Action that, with minor exceptions, whenever TCI terminated a swap agreement or the swap agreement expired, the counterparty bank sold about the same number of Hedged Shares and it did so on or about the same day that the swap was terminated.  CSX and plaintiff contend that if TCI’s transactions in equity swaps during 2007 are deemed to give rise to the beneficial ownership of the Hedged Shares, the maximum disgorgable profits that are recoverable from TCI are as high as $128 million.

Plaintiff’s theory of liability against 3G hinges on another finding in the 13D Action that 3G was a member of a group along with TCI and the other Settling Defendants within the meaning of Section 13(d)(3) of the Exchange Act so that its beneficial ownership reached the 10 percent threshold that must be established for Section 16(b) “insider” liability to attach.  While 3G purchased and sold CSX common stock, its own beneficial ownership standing alone never exceeded 10 percent of CSX outstanding stock.  Thus, Section 16(b) liability may only be imputed to 3G if (i) it is deemed to be a member of a group with TCI under Section 13(d)(3) of the Exchange Act so that its ownership combined with that of other members of the group exceeds the 10 percent threshold and (ii) TCI’s equity swaps give rise to beneficial ownership of the Hedged Shares.  CSX and plaintiff contend that if those two conditions are established, 3G’s trading in CSX common stock within six-month periods during 2007 is matchable to yield disgorgable profits of approximately $9.6 million.
Thus, assuming plaintiff could prove the merits of her claims, the maximum recovery on her claims against both 3G and TCI under the current SEC rules governing determination of recoverable profits is alleged to be approximately $137.6 million.
The Settling Defendants deny all allegations of any liability under Section 16(b) and any other assertions of wrongdoing or violations of law.  The Settling Defendants have appealed from the Opinion in the 13D Action and have asked the Second Circuit to reverse and vacate the Opinion and, in particular, the findings that form the bases of plaintiff’s theories of liability in this Action -- i.e., that TCI’s transactions in equity swaps gave rise to its beneficial ownership of the Hedged Shares and that defendants were members of a Section 13(d)(3) group.

The parties recognize that CSX and plaintiff’s theory of liability (that TCI’s transactions in cash-settled equity swaps give rise to beneficial ownership of the Hedged Shares) is novel and that there is no prior case or rule directly on point.  If the Second Circuit reverses this finding in the 13D Action, there is no basis for liability in this Action against any of the defendants.  Moreover, if the Second Circuit reverses the finding that 3G was a member of a group along with TCI, there is no basis for liability against 3G because it did not beneficially own 10 percent of CSX common stock at any time.
The significant risks and uncertainties arising from the appeal in the 13D Action, and the possibility that a decision in that action is imminent, has prompted the parties to engage in settlement discussions in this Action on an expedited basis before defendants respond to the Complaint in this Action.  Following entry of an order preliminarily approving the proposed settlement of this Action, counsel for the Settling Defendants and CSX will request that the Second Circuit withhold issuing its decision in the 13D Action until the date that the proposed settlement becomes final, within the meaning of ¶ 3 of the Settlement, or if the Settlement is not approved, upon entry of an order denying final approval of the Settlement.

Discovery And Settlement Negotiations
CSX obtained substantial discovery in the 13D Action, which proceeded through a full trial on the merits.  Defendants’ transactions in CSX securities and in equity swaps are described in detail in the 115-page Opinion in the 13D Action.  In addition, counsel for CSX’s disinterested directors (i.e., directors who have no financial interest in this litigation and are not affiliated with or nominated by the Settling Defendants) and counsel for CSX engaged a financial expert to analyze and match all of the Settling Defendants’ transactions in equity swaps and common stock in order to derive the maximum potential recoverable damages under the rules applicable to Section 16(b) claims.  This assumes both that CSX ultimately prevails in the 13D Action on its claims about defendants’ beneficial ownership and group status and that the Settling Defendants do not prevail on any of their defenses in this Action to plaintiff’s Section 16(b) claims, discussed below.
On December 2, 2008, CSX, its disinterested directors and plaintiff, entered into a cooperation agreement which provided for CSX to share its work product and damage analysis with plaintiff’s counsel and which provided that plaintiff’s counsel may seek an award of fees and expenses up to 5 percent of any settlement amount with a cap of $750,000.  Thereafter, counsel to CSX and its disinterested directors shared with plaintiff’s counsel in this Action their damage analysis, the trading records of the Settling Defendants, and the contracts governing TCI’s equity swaps so that he could perform his own analysis of the potential damages.  In December 2008, settlement negotiations were conducted by counsel for plaintiff, the Settling Defendants, CSX and CSX’s disinterested directors, who are separately represented.

In agreeing to the Settlement, counsel for plaintiff, CSX and the CSX disinterested directors, weighed the risk of an unfavorable outcome if prosecution of this Action is continued; the fact that the claims involve novel legal issues of first impression and ones that are the subject of a hotly-contested appeal in the 13D Action in which numerous amici have filed briefs in support of and opposition to CSX’s position; the fact that the SEC Division of Corporation Finance (the “Division”) sent a letter to the trial court in the 13D Action stating that “[t]he Division believes that interpreting an investor’s beneficial ownership under Rule 13d-3 to include shares used in a counter-party’s hedge, absent unusual circumstances, would be novel and would create significant uncertainties for investors who have used equity swaps in accordance with accepted market practices understood to be based on reasonably well-settled law”; the fact that any ruling in this Action is likely to be appealed and that yet additional time would elapse before the final resolution of any such appeal; and counsel further weighed the risk of uncertainty inherent in the outcome of the appeal in the 13D Action, and the attendant costs, against the benefits and certainty of an immediate $11,000,000 cash settlement.  CSX, its disinterested directors, and plaintiff each has determined that the Settlement on the terms described herein is in the best interests of CSX and its shareholders.

Counsel for plaintiff, CSX and its disinterested directors also weighed defenses that counsel for TCI stated it will raise to the claims in this Action, but which are unrelated to the arguments TCI has raised in its appeal in the 13D Action.  Among other things, TCI asserts that the alleged purchases and sales at issue are exempt from Section 16(b) liability pursuant to (1) Rule 16b-6(b)’s exemption for converting derivative securities to direct ownership of the underlying security, (2) Section 16(e)’s arbitrage exemption, (3) Rule 16a-13’s exemption for changes in the form of beneficial ownership, and (4) the Kern County unorthodox transaction doctrine.  Those defenses are based on TCI’s contention that the alleged purchases and sales at issue arose from transactions in which (a) TCI closed swap positions and acquired equivalent positions in CSX stock, and (b) TCI closed swap positions with certain counterparties and opened the same number of swap positions with other counterparties in order to reduce credit risk.  Because the offsetting purchases and sales took place on or about the same day, and because of CSX’s adversity to TCI during the period in question, TCI could not have utilized inside information to speculate on any movement in the price of CSX stock.  In addition, TCI claims that the transactions at issue are exempt from Section 16(b) liability pursuant to Section 23(a) of the Exchange Act because TCI entered into those transactions based on its good faith reliance on, among other things, prior SEC guidance that cash-settled equity swaps did not confer beneficial ownership over the Hedge Shares.  Those defenses are discussed more fully in the brief in support of CSX and plaintiff’s joint motion for preliminary approval of the Settlement.  TCI further disputes the correctness of CSX’s method of computing damages.  TCI contends that its defenses, if successful, could substantially reduce or eliminate the amount recoverable by CSX.
The Settlement is not and shall not be construed or deemed to be evidence or an admission or concession on the part of the Settling Defendants of any fault or liability whatsoever, and the Settling Defendants do not concede any merit to plaintiff’s theories or any infirmity in the defenses that they have raised in the 13D Action, or that they would assert in this Action if it was litigated to judgment.

The Terms of Settlement
Pursuant to the Settlement, the Settling Defendants have agreed to pay to CSX the sum of $11,000,000.  In return this Action will be dismissed as against the Settling Defendants on the merits and with prejudice.  In addition, if the Settlement is approved, the Court will enter a final Order and Judgment which provides for a dismissal of the Complaint and a release and bar order in the following form:
The Amended Complaint, each claim for relief therein against the Settling Defendants and their Related Parties and all claims for violations of Section 16(b) that were asserted in this Action or could have been asserted in any amended complaint against the Settling Defendants or their Related Parties, are hereby dismissed on the merits, with prejudice and without costs, except as otherwise provided in the award of an attorney’s fee, costs and disbursements provided for herein; and the Settling Defendants and their Related Parties are hereby discharged and released, except as noted in the final sentence hereof, from any and all liability and damages under or based upon any and all claims, rights, causes of action, suits, matters, demands, transactions and issues, known or unknown, arising out of or relating to the assertions contained in the Amended Complaint in this Action or that could have been asserted in this Action (i) by Plaintiff on behalf of herself or any other person or entity, (ii) by CSX and/or (iii) by any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or any other security or instrument, the value of which is derived from the value of any CSX equity security, or any of them, whether individually, directly, representatively, derivatively or in any other capacity for all claims arising out of or relating to any violation of Section 16(b) of the Exchange Act and the rules and regulations promulgated under Section 16(b) relating to trading in CSX securities, equity swaps and/or other equity securities or instruments the value of which is derived from the value of any CSX equity security, from the beginning of time up through the date that this Settlement becomes Final under paragraph 3 of the Settlement.  Plaintiff and her counsel in this Action are enjoined from bringing any claims against the Settling Defendants and their Related Parties for trading in CSX securities, including, without limitation, equity swaps or any other derivative security or instrument tied to the value of any CSX equity security arising from or relating to transactions in such securities or instruments, up through the date that this Settlement becomes Final under paragraph 3 of the Settlement, regardless of the theory of liability.  Nothing herein extends to or releases CSX’s claims and the defendants’ defenses in the 13D Action.

Because the Action was brought derivatively on behalf of CSX, the Settlement Payments will be paid to CSX, net of any award by the Court of an attorney’s fee and reimbursement of expenses to plaintiff’s counsel.  There will be no distribution to shareholders.
If the Settlement is approved by the Court, all claims that were asserted or could have been asserted against the Settling Defendants in the Action will be dismissed on the merits and with prejudice as to CSX and all of its shareholders and CSX and its shareholders and plaintiff and her counsel will be forever barred from prosecuting this Action or any other action raising any of the claims in this Action against the Settling Defendants.
If the District Court does not approve the Settlement, or if the Order approving the Settlement is reversed on appeal, then the rights and duties of the respective parties to the terminated Settlement will revert to their respective statuses as of the date immediately prior to the execution of the Settlement.
NOTICE OF SETTLEMENT HEARING
The Court has ordered that a hearing be held before the Hon. Miriam Goldman Cedarbaum, United States District Judge for the Southern District of New York, at the United States Courthouse, 500 Pearl Street, New York, New York, at _______ .m., on _____________, 2009 (or at such other time and place as the Court hereafter may set, without further notice other than announcement thereof in open court at the above time and place) concerning: (i) the fairness, reasonableness and adequacy to CSX of the Settlement described above; and (ii) if the Settlement is approved, the application of plaintiff’s counsel for an award of an attorney’s fee and reimbursement of costs and expenses.

If you are the owner of a CSX security or any other security or instrument, the value of which is derived from the value of any CSX equity security, you may appear personally or by counsel and be heard at the Settlement Hearing;  and you may support, object to or express your views regarding the Settlement and/or plaintiff’s application for an award of an attorney’s fee and reimbursement of costs and expenses.  However, you will not be heard or entitled to contest the approval of the Settlement or plaintiff’s application for an award of attorney’s fees and reimbursement of costs and expenses unless, on or before ________________, 2009, you file a notice of intention to appear: (i) setting forth the dates you purchased and the number of shares of CSX common stock or security instrument, the value of which is derived from the value of CSX common stock, that you own as of the date hereof; and (ii) stating your objections, support or comments, in writing, with the Clerk of the United States District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007, together with a list of any witnesses you intend to call, a list of any exhibits you intend to present and all briefs or other papers that support your objections or comments that you will submit to this Court at the Settlement Hearing.  On or before ________________, 2009, you must also serve, in person or by mail, the notice of intention to appear and attendant papers described in (i) and (ii) of this paragraph on the following:

David Lopez (DL-6779) 171 Edge of Woods Road, P.O. 323 Southampton, New York 11968	Michael Swartz Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022

Attorney for Plaintiff Deborah Donoghue	Attorneys For The Children’s Investment Master Fund, The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn and Timothy O’Toole

Miranda Schiller Weil, Gotshal & Manges, LLP 767 Fifth Avenue New York, New York 10153	David Marriott Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019
Attorneys for CSX Disinterested Directors
Attorneys for CSX Corporation

Peter Doyle
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 1022-4611

Attorneys for 3G Fund LP,
3G Capital Partners Ltd.,
3G Capital Partners LP,
Alexandre Behring, and Gilbert H. Lamphere

ATTORNEY’S FEE AND DISBURSEMENTS

At the Settlement Fairness Hearing, or at such other time as the Court may direct, Plaintiff’s counsel intends to apply to the Court for an award of attorney’s fee and expenses in the amount of $550,000.  CSX, prior to the negotiation of the Settlement with the Settling Defendants, agreed with Plaintiff’s counsel to a formula for computing a fair and reasonable attorney’s fee based on 5 percent of the recovery and will support such application.  This agreement is not binding on the Court.  Any amounts awarded would be paid from the Settlement Payment, after the Order approving the Settlement becomes final.
FURTHER INFORMATION
This Notice is not all-inclusive.  For the full details of the matters disclosed in the Notice, including the Stipulation of Settlement described above, and for further information concerning this Action, you may wish to refer to the pleadings or other papers filed with the Court in this Action, all of which may be inspected at the office of the Clerk of the United States District Court for the Southern District of New York, 500 Pearl Street, New York, New York during normal business hours.
For further information regarding this Notice, the Action or the proposed Settlement, CSX shareholders can contact, in writing, Plaintiff’s counsel:
David Lopez, Esq.
171 Edge of Woods Road,  P.O. Box 323
Southampton, New York 11968

PLEASE DO NOT CALL OR WRITE THE COURT OR THE CLERK’S OFFICE
OTHER THAN TO FILE NOTICES OF YOUR INTENTION TO SUPPORT OR
OPPOSE THE SETTLEMENT WITH ACCOMPANYING DOCUMENTS

Dated:       New York, New York
   December ____, 2008

Clerk of the Court United States District Court Southern District of New York

EXHIBIT C

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DEBORAH DONOGHUE, Plaintiff, - against - CSX CORPORATION, et al. Defendants,	Civil Action No. 08 Civil 9252 (MGC)

ORDER AND FINAL JUDGMENT
On the ______ day of ________________, 2009, a hearing was held before this Court to determine (1) whether the terms and conditions of the Stipulation of Settlement, dated December 16, 2008, (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by Deborah Donoghue (the “Plaintiff”), derivatively on behalf of CSX Corporation (“CSX”), in the action now pending in this Court under the above caption, including the release of the defendants The Children’s Investment Master Fund, The Children’s Investment Fund Management (UK) LLP, The Children’s Investment Fund Management (Cayman) Ltd., Christopher Hohn, Timothy T. O’Toole, 3G Capital Partners Ltd., 3G Capital Partners LP, 3G Fund LP, Alexandre Behring, and Gilbert Lamphere (collectively, the “Settling Defendants”) and should be approved; (2) whether judgment should be entered dismissing the Amended Complaint with prejudice; (3) whether and what to award the Plaintiff’s counsel as a reasonable attorney’s fee and reimbursement of costs and expenses.  All capitalized terms shall have the meaning set forth in the Stipulation of Settlement.

This action (the “Action”) was brought by Plaintiff on behalf of CSX to recover alleged “short-swing profits” under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Court, having considered all matters submitted to it at the hearing and otherwise during the course of proceedings in this Action; and it appearing that a Notice of Hearing substantially in the form approved by the Court was mailed to all persons or entities (the “CSX Shareholders”) who filed a current Form 13F, Schedule 13G or Schedule 13D with the Securities and Exchange Commission (the “SEC”); CSX filed a Form 8-K with the SEC on ____________ attaching the Notice, placed a Notice of Settlement on its website and issued a press release on ___________ describing the settlement; and after a review of the record herein, the Stipulation and other papers submitted to the Court, and having concluded that the settlement should be approved:
NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
1.           The Court has jurisdiction over the subject matter of this action, over the Plaintiff, over CSX and over the Settling Defendants.
2.           Notice of the pendency of this Action and the proposed settlement hereof was given as set forth above.  The method of notifying the CSX shareholders and holders of any securities (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from any CSX equity security, of the pendency of this Action and of the settlement and of the terms and conditions meet the requirements of Fed. R. Civ. P. 23.1, Local Civil Rule 23.1 and due process, and constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities thereto.

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3.           The Stipulation of Settlement (a copy of which is annexed hereto as Exhibit A) is hereby approved as fair, reasonable and adequate and in the best interests of CSX and its shareholders.  The parties are directed to consummate the settlement in accordance with the terms and provisions of the Stipulation.
4.           This Order and Final Judgment shall not constitute evidence or an admission by the Settling Defendants or any other person that any transaction giving rise to liability or damages under Section 16(b) occurred, or that any violations of law or acts of other wrongdoing have been committed, and shall not be deemed to create any inference that there is or was liability of any person therefor.  The Settling Defendants do not admit, either expressly or implicitly, that they or any one of them is subject to any liability whatsoever by reason of any of the matters alleged in the Complaint or referenced in the Stipulation of Settlement, or that there is any merit to any of the claims for damages sought therein.  The Settling Defendants, on the contrary, expressly deny and dispute the existence of any such liability or damages.

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5.           The Amended Complaint, each claim for relief therein against the Settling Defendants and all claims for violations of Section 16(b) that were asserted in this Action or could have been asserted in any amended complaint against the Settling Defendants and their Related Parties, are hereby dismissed on the merits, with prejudice and without costs, except as otherwise provided in the award of an attorney’s fee, costs and disbursements provided for herein; and the Settling Defendants and their Related Parties are hereby discharged and released, except as noted in the final sentence hereof, from any and all liability and damages under or based upon any and all claims, rights, causes of action, suits, matters, demands, transactions and issues, known or unknown, arising out of or relating to the assertions contained in the Amended Complaint in this Action or that could have been asserted in this Action (i) by Plaintiff on behalf of herself or any other person or entity, (ii) by CSX and/or (iii) by any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from the value of any CSX equity security, or any of them, whether individually, directly, representatively, derivatively or in any other capacity for all claims arising out of or relating to any violation of Section 16(b) of the Exchange Act and the rules and regulations promulgated under Section 16 relating to trading in CSX securities, equity swaps and/or other securities or instruments the value of which is derived from the value of any CSX equity security, from the beginning of time up through the date that this Settlement becomes Final under paragraph 3 of the Stipulation of Settlement.  Plaintiff and her counsel in this Action are enjoined from bringing any claims under Section 16(b) against the Settling Defendants and their Related Parties for trading in CSX securities, including, without limitation equity swaps or any other derivative security or instrument tied to the value of any CSX equity security arising from or relating to transactions in such securities, up through the date that this Settlement becomes Final under paragraph 3 of the Stipulation, regardless of the theory of liability.  Nothing herein extends to or releases CSX’s claims and the defendants’ defenses in the 13D Action.

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6.           This Order and Final Judgment is not intended to in any way affect the subject matter of pending litigation between CSX and the Settling Defendants, captioned CSX Corporation vs. The Children’s Investment Fund Management (UK) LLP, 08 Civil 2764 (LAK) now on appeal before the United States Court of Appeals for the Second Circuit.
7.           The Plaintiff, CSX and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from the value of any CSX equity security or any of them, either individually, directly, derivatively, representatively or in any other capacity, except as noted in the final sentence hereof, are permanently barred and enjoined from instituting or prosecuting this or any other action, in this or any other court or tribunal of this or any other jurisdiction, any and all claims, rights, causes of action, suits, matters, demands, transactions and issues, known or unknown, arising out of or relating to the assertions contained in the Amended Complaint in this Action or that could have been asserted in this Action (i) by Plaintiff on behalf of herself or any other person or entity, (ii) by CSX and/or (iii) by any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) of CSX or of any other security or instrument, the value of which is derived from the value of any CSX equity security, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, for all claims arising out of or relating to any violation of Section 16(b) of the Exchange Act and the rules and regulations promulgated under Section 16 relating to trading in CSX securities, equity swaps and/or other securities or instruments the value of which is derived from the value of any CSX equity security, from the beginning of time up through the date that the Settlement becomes Final under paragraph 3 of the Stipulation, except for the claims and defenses asserted in the 13D Action.

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8.           Plaintiff’s counsel is hereby awarded an attorney’s fee (inclusive of reimbursement of costs and disbursements) in the sum of $_____________, which sum the Court finds to be fair and reasonable and which shall be paid to Plaintiff’s counsel by the Settling Defendants and deducted from the Settlement Payment to CSX after this Order has become final as set forth in the Stipulation at Paragraph 4(a).
9.           Jurisdiction is hereby reserved over all matters relating to the enforcement, administration and performance of the Stipulation of Settlement.
10.         The Clerk of the Court is directed to enter and docket this Order and Final Judgment in this Action.

Dated:    New York, New York
________________, 2009

SO ORDERED:

____________________________________
   Miriam Goldman Cedarbaum, U.S.D.J.

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